Exhibit 21.1

LIST OF SUBSIDIARIES(1)

Dynamic Elite International Limited, a British Virgin Islands Company

Tianjin Junhe Management Consulting Co., Ltd., a company organized as a Wholly-Foreign Owned Enterprise under the laws of the PRC

Tianjin Joway Shengshi Group Co., Ltd., a PRC company

Liaoning Joway Technology Engineering Co., Ltd., a PRC company and wholly-owned subsidiary of Tianjin Joway Shengshi Group Co., Ltd.

Tianjin Joway Decoration Engineering Co., Ltd., a PRC company and wholly-owned subsidiary of Tianjin Joway Shengshi Group Co., Ltd.

Tianjin Oriental Shengtang Import & Export Trading Co., Ltd., a PRC company and wholly-owned subsidiary of Tianjin Joway Shengshi Group Co., Ltd.

(1)	Please see the following chart for our corporate structure:

Joway Health Industries Group Inc.
formerly 'G2 Ventures, Inc.'
(Incorporated in Nevada, U.S.)
100%
Dynamic Elite International Limited
(a BVI company)
100%
Tianjin Junhe Management Consulting Co., Ltd.
(WFOE)
VIE Agreements
Tianjin Joway Shengshi Group Co., Ltd.
(a PRC company)
100%
Shenyang Joway Electronic Technology Co., Ltd.
(a PRC company)
Tianjin Joway Decoration Engineering Co., Ltd.
(a PRC company)
Tianjin Oriental Shengtang Import & Export Trading Co., Ltd.
(a PRC company)